                                                                    Exhibit 99.1


[WARNACO GRAPHIC OMITTED]
 FOR IMMEDIATE RELEASE

                                    Company Contact:  Deborah Abraham
                                         Director, Investor Relations
                                                         212-287-8289


NANCY A. REARDON ELECTED TO WARNACO'S BOARD OF DIRECTORS


         NEW YORK--July 11, 2006 --The Warnaco Group, Inc. (NASDAQ: WRNC) today announced the election of Nancy A. Reardon to its Board of Directors, making her the eighth independent director on a board of nine.


Ms. Reardon is the Senior Vice President and Chief Human Resources and Communications Officer at Campbell Soup Company. Previously, she was Senior Vice President Human Resources of Comcast Corporation. Prior to Comcast, she held senior executive positions with a number of portfolio companies of Kohlberg, Kravis, Roberts & Company, including Duracell Inc. Earlier, Ms. Reardon also held management positions with American Express Company, Avon Products, Inc. and General Electric Company. Ms. Reardon holds a Bachelors of Science from Union College and a Masters of Science from Syracuse University.

 "We are pleased to welcome Nancy to Warnaco's Board of Directors. Her global business experience will surely benefit Warnaco as we continue to grow our brands worldwide." said Charles Perrin, Warnaco's Non-Executive Chairman of the Board of Directors.

Joe Gromek, Warnaco's President and Chief Executive Officer, commented, "Nancy's human resources and communications background complements the expertise of our current board members. We look forward to her contributions as we further develop our talent base worldwide."

         About The Warnaco Group, Inc.

The Warnaco Group, Inc., headquartered in New York, is a leading apparel company engaged in the business of designing, marketing and selling intimate apparel, menswear, jeanswear, swimwear, men's and women's sportswear and accessories under such owned and licensed brands as Warner's(R), Olga(R), Lejaby(R), Body Nancy Ganz(tm), Speedo(R), Anne Cole(R), Op(R), Ocean Pacific(R), Cole of California(R) and Catalina(R) as well as Chaps(R) sportswear and denim, J. Lo by Jennifer Lopez(R) lingerie, Nautica(R) swimwear, Michael Kors(R) swimwear and Calvin Klein(R) men's and women's underwear and sportswear, men's, women's, junior women's and children's jeans and accessories and women's and juniors' swimwear.

FORWARD-LOOKING STATEMENTS

This press release, as well as certain other written, electronic and oral disclosure made by the Company from time to time, contains "forward-looking statements" within the meaning of Rule 3b-6 under the Securities Exchange Act of 1934, as amended, Rule 175 under the Securities Act of 1933, as amended, and relevant legal decisions. The forward-looking statements involve risks and uncertainties and reflect, when made, the Company's estimates, objectives, projections, forecasts, plans, strategies, beliefs, intentions, opportunities and expectations. Actual results may differ materially from anticipated results or expectations and investors are cautioned not to place undue reliance on any forward-looking statements. Statements other than statements of historical fact are forward-looking statements. These forward-looking statements may be identified by, among other things, the use of forward-looking language, such as the words "believe," "anticipate," "estimate," "expect," "intend," "may," "project," "scheduled to," "seek," "should," "will be," "will continue," "will likely result," or the negative of those terms, or other similar words and phrases or by discussions of intentions or strategies.

The following factors, among others and in addition to those described in the Company's reports filed with the SEC (including, without limitation, those described under the headings "Risk Factors" and "Statement Regarding Forward-Looking Disclosure," as such disclosure may be modified or supplemented from time to time), could cause the Company's actual results to differ materially from those expressed in any forward-looking statements made by it: economic conditions that affect the apparel industry; the Company's failure to anticipate, identify or promptly react to changing trends, styles, or brand preferences; further declines in prices in the apparel industry; declining sales resulting from increased competition in the Company's markets; increases in the prices of raw materials; events which result in difficulty in procuring or producing the Company's products on a cost-effective basis; the effect of laws and regulations, including those relating to labor, workplace and the environment; changing international trade regulation, including as it relates to the imposition or elimination of quotas on imports of textiles and apparel; the Company's ability to protect its intellectual property or the costs incurred by the Company related thereto; the Company's dependence on a limited number of customers; the effects of the consolidation of the retail sector; the Company's dependence on license agreements with third parties; the Company's dependence on the reputation of its brand names, including, in particular, Calvin Klein; the Company's exposure to conditions in overseas markets in connection with the Company's foreign operations and the sourcing of products from foreign third-party vendors; the Company's foreign currency exposure; unanticipated internal control deficiencies or weaknesses or ineffective disclosure controls and procedures; the sufficiency of cash to fund operations, including capital expenditures; the Company's ability to service its indebtedness, the effect of changes in interest rates on the Company's indebtedness that is subject to floating interest rates and the limitations imposed on the Company's operating and financial flexibility by the agreements governing the Company's indebtedness; the Company's dependence on its senior management team and other key personnel; disruptions in the Company's operations caused by difficulties with the SAP Apparel and Footwear Solution; the limitations on purchases under the Company's share repurchase program contained in the Company's debt instruments, the number of shares that the Company purchases under such program and the prices paid for such shares; the failure of newly acquired businesses to generate expected levels of revenues; the failure of the Company to successfully integrate such businesses with its existing businesses (and as a result, not achieving all or a substantial portion of the anticipated benefits of the acquisition); and such newly acquired business being adversely affected, including by one or more of the factors described above and thereby failing to achieve anticipated revenues and earnings growth.

The Company encourages investors to read the section entitled "Risk Factors" and the discussion of the Company's critical accounting policies under "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Discussion of Critical Accounting Policies" included in the Company's Annual Report on Form 10-K, as such discussions may be modified or supplemented by subsequent reports that the Company files with the SEC. The discussion in this press release is not exhaustive but is designed to highlight important factors that may affect actual results. Forward-looking statements speak only as of the date on which they are made, and, except for the Company's ongoing obligation under the U.S. federal securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                     # # #